Exhibit 5.1

January 12, 2021

Northern Genesis Acquisition Corp. II

4801 Main Street

Suite 1000

Kansas City, MO 64112

Re:	Registration Statement on Form S-1 under Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Northern Genesis Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “462(b) Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The 462(b) Registration Statement relating to the registration of the offer and sale by the Company of (a) 6,000,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-third of one warrant of the Company (each whole warrant, a “Warrant”); each Warrant entitles the holder thereof to purchase one share of Common Stock as specified in the 462(b) Registration Statement, (b) up to an additional 900,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock and all Warrants issued as part of the Units as specified in the 462(b) Registration Statement. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-251639) (the “Registration Statement”), initially filed by the Company on December 23, 2020 and declared effective by the SEC on January 12, 2021.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including without limitation:

(1)	the Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

(2)	the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement;

(3)	the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”)

(4)	a Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated as of a recent date;

(5)	the Registration Statement;

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(6)	the form of the underwriting agreement proposed to be entered into between the Company and the representatives of the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement;

(7)	actions previously taken by the Company’s Board of Directors and, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware (the “Delaware Act”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), in accordance with the Delaware Act, the Certificate of Incorporation and the Bylaws (such actions, including any such future actions to be taken by the Board as described herein, being collectively referred to as the “Corporate Proceedings”);

(8)	certifications of the Corporate Proceedings taken to date by the Company in connection with the authorization of the Registration Statement and the 462(b) Registration Statement, the Units, the Common Stock and the Warrants in a certificate dated as of even date herewith;

(9)	the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement;

(10)	the Specimen Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement;

(11)	the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; and

(12)	the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, that is filed as Exhibit 4.4 to the Registration Statement; and

(13)	the 462(b) Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

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On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	Public Units. When the Public Units are issued, delivered and paid for, as contemplated by the 462(b) Registration Statement, such Public Units will be validly issued and will be legally binding obligations of the Company enforceable in accordance with their terms.

2.	Common Stock. When the shares of Common Stock underlying the Public Units are issued, delivered and paid for as part of the Public Units, as contemplated by the 462(b) Registration Statement, the shares of Common Stock underlying the Public Units will be validly issued, fully paid and non-assessable.

3.	Public Warrants. When the Public Warrants underlying the Public Units are issued, delivered and paid for as part of the Public Units, as contemplated by the 462(b) Registration Statement, such Public Warrants will be validly issued and will be legally binding obligations of the Company enforceable in accordance with their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, preference, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws); (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, or of any provision requiring the payment of attorneys’ fees, where such indemnification or contribution, or payment of attorneys’ fees, is contrary to law or public policy.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the Delaware Act and, solely with respect to the Units and Warrants, the laws of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement, other than as expressly stated herein with respect to the Units, Common Stock and Warrants. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

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We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or the 462(b) Registration Statement included therein within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP

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